                                                     Filed pursuant to
                                                     Rule 424(b)(3)
                                                     Registration Statement
                                                     No.: 333-38229


Prospectus Supplement No. 4, dated March 17, 1998
(To Prospectus dated December 17, 1997 supplemented on January 16, 1998 February 10, 1998 and February 17, 1998)


                           SWISSRAY INTERNATONAL, INC.

                                  Common Stock

                            Par Value $.01 Per Share



         On December 29, 1997, the Company filed a Registration Statement under SEC File No. 333-43401 with the Securities and Exchange Commission ("SEC") with respect to the sale of up to 6,221,580 shares of Common Stock by the holders of $5,848,285 principal amount of 8% Convertible Debentures issued by the Company between November 26 and December 5, 1997.

         On March 11, 1998 the Company filed a first amendment to the above referenced Registration Statement and such Registration Statement was declared effective by the SEC on March 12, 1998.